UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2016

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MPLX LP
(Exact name of registrant as specified in its charter)

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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
As reported by MPLX LP (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2016 (the “Signing 8-K”), the Partnership entered into a Series A Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) on April 27, 2016, with certain investment vehicles managed by Stonepeak Infrastructure Partners, Magnetar Capital, Kayne Anderson Capital Advisors and The Energy & Minerals Group as set forth on Schedule A to the Preferred Unit Purchase Agreement (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of approximately 30.8 million Series A Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $32.50 per Preferred Unit, resulting in net proceeds to the Partnership of approximately $984 million after expenses and fees. Pursuant to the terms of the Preferred Unit Purchase Agreement, the Partnership issued and sold the Preferred Units to the Purchasers on May 13, 2016.

Registration Rights Agreement

On May 13, 2016, in connection with the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of the Preferred Units and common units representing limited partner interests in the Partnership (“Common Units”) issuable upon conversion of the Preferred Units (the “Common Unit Registrable Securities” and collectively with the Preferred Units, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Partnership is required to use its commercially reasonable efforts to file a registration statement for such registered resale and to cause the registration statement to become effective no later than May 13, 2019.  If the Partnership fails to cause such registration statement to become effective by that date, the Partnership will be required to pay certain amounts to the holders of the Registrable Securities as liquidated damages. In certain circumstances, and subject to customary qualifications and limitations, the holders of Common Unit Registrable Securities will have piggyback registration rights on offerings of Common Unit Registrable Securities initiated by certain other holders, and certain Purchasers will have rights to request that the Partnership initiate up to five Underwritten Offerings (as defined in the Registration Rights Agreement) of Common Unit Registrable Securities. Generally, holders of Registrable Securities will cease to have rights under the Registration Rights Agreement on the third anniversary of the date on which all Preferred Units have been converted into Common Units pursuant to the Second Amended and Restated Partnership Agreement (as defined in Item 5.03 below), unless such rights cease earlier pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information regarding the Private Placement set forth in Item 1.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Units pursuant to the Preferred Unit Purchase Agreement, as amended, has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Securities Holders.
On May 13, 2016, the Partnership issued the Preferred Units pursuant to the Preferred Unit Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on May 13, 2016, the Partnership entered into the Registration Rights Agreement with the Purchasers relating to the registered resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report on Form 8-K, which descriptions are incorporated in this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 13, 2016, in connection with the Private Placement, MPLX GP LLC, the general partner of the Partnership (the “General Partner”), amended and restated the First Amended and Restated Agreement of Limited Partnership of MPLX LP (the "First Amended and Restated Partnership Agreement") by executing the Second Amended and Restated Agreement of Limited

Partnership of MPLX LP (the “Second Amended and Restated Partnership Agreement”). Set forth below is a summary description of the amendments that were implemented by the Second Amended and Restated Partnership Agreement:

●	the rights, preferences, privileges and other terms relating to the Preferred Units were set forth therein (see primarily Section 5.14 of the Second Amended and Restated Partnership Agreement);

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the text of the two amendments executed since the date of the First Amended and Restated Partnership Agreement were incorporated into the Second Amended and Restated Partnership Agreement so that all such amendments, together with the changes described in this Item 5.03, would be reflected in a single document; and

●
other amendments that the General Partner determined either (i) did not adversely affect the limited partners of the Partnership considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests in any material respect or (ii) were required to effect the intent expressed in the IPO Registration Statement (as defined in the First Amended and Restated Partnership Agreement) or the intent of the First Amended and Restated Partnership Agreement.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Second Amended and Restated Partnership Agreement is set forth in the Signing 8-K, and is incorporated into this report by reference.
The foregoing description of the Second Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of MPLX LP, dated as of May 13, 2016.
4.1	Registration Rights Agreement, dated as of May 13, 2016, by and between MPLX LP and the Purchasers party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: May 16, 2016	By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of MPLX LP, dated as of May 13, 2016.
4.1	Registration Rights Agreement, dated as of May 13, 2016, by and between MPLX LP and the Purchasers party thereto.